                                                                  EXHIBIT 10.28

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED





                              STRATEGIC DEVELOPMENT

                                    AGREEMENT

                                     BETWEEN

                              ELECTRICITE DE FRANCE

                                       AND

                       AMERICAN SUPERCONDUCTOR CORPORATION

     This Agreement, dated as of April 1, 1997, is entered into by and among

                          ELECTRICITE DE FRANCE ("EDF")
                    a French Corporation with head offices at
                     2, rue Louis Murat, 75008 PARIS/FRANCE
                       herein represented by Francois Boulot, Vice President of
             R&D Division located at 1, avenue du General de Gaulle,
                           92141 CLAMART Cedex/FRANCE

                                       and

     AMERICAN SUPERCONDUCTOR CORPORATION, a Delaware corporation ("ASC"), with offices at Two Technology Drive, Westborough, MA 01581.

     WHEREAS, ASC is engaged in the research, development, commercialization, production and marketing of superconductor products for the electric power industry;

     WHEREAS, EDF is an electric utility that seeks to provide the best possible service to its customers at the lowest possible cost and to enhance its competitive position;

     WHEREAS, EDF believes that high temperature superconductivity is and will be one of the most significant technological developments affecting the electricity industry;

     WHEREAS, EDF believes that ASC is and will be a leader in the development and commercialization of high temperature superconductor products;

     WHEREAS, ASC has a development program for alternating current ("AC") and high resistivity sheathing ("HRS") high temperature superconductor ("HTS") conductors and is in discussions with ABB Power T&D Company, Inc. ("ABB") whereby ABB will be offsetting some of ASC's development costs for AC and HRS HTS conductor development period. This total program amounts to 15 MUS$. The present Agreement deals with EDF contribution to this program and amounts to 5 MUS$. The words ((conductors)) and ((wires)) are used interchangeably.

     WHEREAS, EDF wants to maximise the benefit from this program with the shortest delay, by actively participating in the developments, through technical and financial support for AC and HRS HTS superconductors

     It is understood that EDF and ABB shall have a separate agreement wherein EDF will be working with ABB to develop and install HTS transformers manufactured by ABB using the AC and HRS HTS conductors developed by ASC under this Agreement and the ASC/ABB agreement; and

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

                       ARTICLE 1: PERFORMANCE OF THE WORK

     1.1 WORK. ASC shall use its best efforts, within commercially reasonable limits, to perform the work (the "Work") as set forth in the Statement of Work in Attachment A, in the schedule (the ((Schedule))) attached hereto. The ((schedule)) defines the Work (detailed in Attachment A), the period of performance, the Budget (detailed in Attachment B as defined in Subarticle 2.3).

     1.2 PERIOD OF PERFORMANCE. This Agreement when signed will be effective April 1st, 1997. Its total duration is 48 months from that date. ASC shall use its best efforts, within commercially reasonable limits, to complete the Work, within the time period(s) set forth in the Schedule (the "Period of Performance") and within the Budget.

     1.3 FORCE MAJEURE. Force Majeure conditions of the Chambre de Commerce Internationale in Geneva, as defined in Attachment C, apply for this Agreement.

     1.4 ORGANISATION. Two committees follow the performance of the Work.

A Steering Committee is formed in order to approve project reports, decide on changes, corrections and interpretations in the project targets (technically, financially, timing), approve publications and/or information to third parties. Representatives on the Steering Committee are:

                  -ASC              A.P. Malozemoff
                  -EDF              P.G. Therond

A Technical Committee is formed in order to follow the progress of the Work, as defined in Attachment A, and propose changes, corrections in the project target if necessary, propose publications or information to third parties. Representatives on the Technical Committee are:

                  -ASC              G. Riley Jr
                  -EDF              C. Levillain

The representatives are appointed by ASC and EDF respectively and may be changed during the course of the Agreement.

                                ARTICLE 2: COSTS

     2.1 COST REIMBURSEMENT. EDF shall reimburse ASC for all costs incurred in the performance of the Work, subject to the limitations contained below in this
Article 2, and Article 3 of this Agreement. In case of termination as defined in
Article 11, payments already given by EDF shall be kept by ASC. Payment for the last quarter corresponding to the termination shall be calculated using the ratio between the duration already over compared to the total duration of the quarter.

     2.2 BEST EFFORTS. ASC agrees to use its best efforts, within commercially reasonable limits, to perform the Work within the "Budget" as set forth in
Article 2, Subarticle 2.3.

     2.3 BUDGET. EDF's payments of funds for each contract year are set forth in the Schedule of Development Cost (Attachment B). The Budget, which amounts to a total of 5MUS$ represents the maximum amount of EDF funds that ASC is authorized to expend or commit for the Work. This budget includes any US taxes that may be applicable. Attachment B shows the yearly budget that ASC is authorized to expend and commit for the work as of the last day of the applicable contract year. ASC may carry forward any unexpended committed funds into succeeding contract years.

     2.4 ACCOUNTING PROCEDURES. ASC's costs shall be determined on the basis of ASC's accounting system, procedures and practices employed as of the effective date and during the performance of this Agreement; provided that ASC shall use generally accepted accounting principles and cost reimbursement practices.

     2.5 AUDIT RIGHTS. ASC shall maintain books, records, documents, and other evidence, in sufficient detail to reflect properly all costs incurred in performing this Agreement. The audit of corporate allocations will be limited to the supporting documentation at the division(s) performing the Work. A certified public accounting firm designated by EDF, from a list of such firms as proposed by ASC, may audit such accounting records at all reasonable times with prior notice by EDF. EDF shall bear the expense of such audits. It is the intent of the parties that such audits shall ordinarily be performed not more frequently than once every twelve (12) months during the performance of the Work. The certified public accounting firm conducting the audit will certify the accuracy of ASC's costs, calculations and appropriateness of the allocation methodology.

                               ARTICLE 3: PAYMENTS

     Subject to the provisions of Article 2, EDF shall pay ASC the total amount of each invoice received by EDF, after receipt by EDF of the quarterly report of the preceding quarter. The period of time covered, including the beginning and ending dates, must be specified on each invoice. Invoices shall be submitted in advance on a quarterly basis as set forth in the Schedule of Development Costs, defined in Attachment B.

     Requests for payment with accompanying invoices shall refer to the EDF research project number (M12 / 1K8715 / EL 751, M12 L 09) and shall be submitted in duplicate by ASC to the attention of "Bureau de Gestion des
Approvisionnements":

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED


     EDF, Direction des Etudes et Recherches
     1, avenue du General de Gaulle
     F-92141 CLAMART CEDEX
     FRANCE

The payments shall be made within 45 days after receipt of invoice, without agios.

                               ARTICLE 4: PAY-BACK

     4.1 TECHNICAL PROGRESS REPORTS. ASC shall submit quarterly technical progress reports to EDF, for the attention of EDF representative in the technical Committee. Such reports shall be in sufficient detail to disclose Work accomplished and results achieved during the reporting period. The content of the reports is detailed in Attachment A. In addition, such reports shall include a summary in non-technical language which briefly describes the Work and sets forth the important results and contents of the report. ASC informs EDF in such reports about the Work performed for the development of AC and HRS HTS conductors.

     4.2 REPORT DISTRIBUTION. All technical reports of any nature developed and furnished under this Agreement are intended solely for the purpose of communicating and transferring information relating to research and are subject to Article 7.

     4.3 ROYALTIES. For [**] from [**] of HTS commercial conductors by ASC for transformers, ASC will pay to EDF a royalty of [**] on [**] HTS [**] sales. For the purpose of this royalty calculation, sales for the [**] as described under
Article 4.4 will be excluded. For the purpose of this royalty calculation, [**] will be excluded the first [**] and included after [**] and until [**] from the [**] of HTS [**] by ASC for transformers.

     4.4 COMMERCIAL DISCOUNTS. In recognition of EDF's contribution to the development of HTS conductors for transformers, ASC undertakes to sell any AC and HRS HTS conductor developed by ASC under this Agreement, which is to be used in HTS transformers designated for and sold in the [**] to the manufacturers of these transformers at pricing not to exceed to the one proposed to ABB under ASC's agreement with ABB on development of AC and HRS HTS wires. The current price discount to ABB amounts to a [**] price discount from the lowest commercial price available from ASC for similar quantities for any AC and HRS HTS conductors developed by ASC under this Agreement, or any HTS conductor originating from the Work and this discount shall not be taken into consideration in determining the lowest

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED

commercial price. When a HTS transformer is commissioned for use in the [**], EDF will notify ASC. It is agreed that ASC shall have no right to influence any negotiation between EDF and any transformer manufacturer.

     The definition of a commercial conductor sale under this Agreement is sale of HRS or AC wire which is applicable to a High Temperature Superconducting Transformer which is either the [**] in the [**] of [**] HTS transformers, or the [**] in the [**] of [**] HTS transformers, whichever is sold HRS. The above-mentioned discount will apply during [**] from the [**] of HTS commercial conductors for HTS transformers by one of these designated manufacturers.

                      ARTICLE 5: DATA, RECORDS AND REPORTS

     ASC agrees to maintain the records in sufficient detail to properly reflect all Work done and results achieved in the performance thereof. Ownership of all records and other data produced, generated or procured under this Agreement, including under any subcontracts, shall be as provided in Subarticle 6.1.

                     ARTICLE 6: INTELLECTUAL PROPERTY RIGHTS

     6.1 OWNERSHIP. ASC shall own exclusively all right, title, and interest in and to all discoveries, inventions, data and documentation conceived or first reduced to practice by ASC in the course of the Work (the "Technology") and to any patents or patent applications, copyrights or other intellectual property rights based on the technology.

     In the event of a jointly-made invention, such joint invention shall be jointly owned by EDF and ASC and, if ABB has contributed to the invention, by ABB. The parties shall mutually determine whether or not application(s) for patents shall be filed, the party which will prepare, file and manage such application and the country or countries in which the same are to be filed. For jointly-made invention, it is the intention of EDF and ASC that ASC will be the primary means for developing and commercializing such conductor developed in the framework of this Agreement.

     6.2 LICENSE. In case ASC will not continue to perform the Work defined in the present Agreement because ASC terminates the Agreement for convenience in accordance with Article 11.1 and in case EDF is interested to continue on its own, ASC shall license for HTS transformer application only on a world-wide basis such patents, copyrights or other intellectual property rights based on the technology developed in the context of the Work detailed in the present Agreement to a third party. ASC has to make sure in licensing conditions that payback items described in Articles
4.3 and 4.4 are transferred to the licensee.

                           ARTICLE 7: CONFIDENTIALITY

     7.1 EDF INFORMATION.

          (a) ASC acknowledges that during the term of this Agreement it may be exposed to certain information which is confidential or proprietary to EDF ("EDF CONFIDENTIAL INFORMATION"). All EDF Confidential Information shall be marked by EDF as "EDF CONFIDENTIAL". ASC shall protect and maintain such EDF CONFIDENTIAL INFORMATION in the same manner and to the same degree it protects its own confidential information.

          (b) ASC agrees that during the term of this Agreement and for a period of ten (10) years unless both parties agree to extend the period beyond ten (10) years, ASC and its affiliates will not use any EDF CONFIDENTIAL INFORMATION except in accordance with the provisions and for the purposes of this Agreement, and will not disclose any EDF CONFIDENTIAL INFORMATION to any third party without the prior written consent of EDF.

     7.2 ASC INFORMATION.

          (a) The parties contemplate that in the performance of the Work ASC furnishes information to EDF that is confidential or proprietary to ASC or has been provided to ASC by a third party on a confidential basis ("ASC CONFIDENTIAL INFORMATION"). This includes information concerning the Work or the Technology, or information developed by ASC apart from this Agreement which is generally related to the subject of this Agreement. ASC shall clearly mark it as "ASC CONFIDENTIAL INFORMATION". EDF shall protect and maintain such ASC CONFIDENTIAL INFORMATION in the same manner and to the same degree it protects its own confidential information.

          (b) EDF agrees that during the term of this Agreement and for a period of ten (10) years thereafter unless both parties agree to extend the period beyond ten (10) years, EDF or EDF Affiliates will not use any ASC CONFIDENTIAL INFORMATION except in accordance with the provisions, for EDF or affiliates internal needs and for the purpose of this Agreement, and will not disclose any such ASC CONFIDENTIAL INFORMATION to any third party without the prior written consent of ASC.

     7.3 JOINT INVENTIONS. Reports concerning joint inventions, when marked confidential, will be treated as such by both parties except that they may be shared with ABB and ABB Affiliates in accordance with the agreements between ABB and ASC or EDF and ABB.

     7.4 THIRD PARTIES. If one Party needs for the achievement of the Work defined in the Agreement to subcontract or involve any third Party, that Party shall also deal with confidentiality issues with this third Party, as defined in this Article 7.

     7.5 EXCEPTIONS. The provisions of this Article 7 shall not apply to either party's CONFIDENTIAL INFORMATION to the extent that:

          (a) such information was generally known or otherwise in the public domain prior to disclosure hereunder, or becomes so known subsequent to such disclosure through no fault of the receiving party; or

          (b) such information is received by the receiving party after the Effective Date of this Agreement without restriction from a third party not under an obligation to the disclosing party not to disclose it and otherwise not in violation of the disclosing party's rights; or

          (c) such information is furnished to third parties by the disclosing party without a similar restriction on the third party's rights, or

          (d) such information is already in the possession of the receiving party, as shown by written records, without violation of this Agreement.

          (e) such information has been independently developed by the receiving party without reference to or reference on the other party's Confidential Information.

     7.6 COURT ORDER. In the event either party's Confidential Information is subpoenaed or otherwise required to be produced or made available by the other party to a third party by order of a court or governmental administrative agency, the party required to produce such information shall promptly notify the other party in writing and allow ten (10) days or, if less, the maximum amount of time possible under the circumstances, for response by the disclosing party before producing such documents. The receiving party will cooperate with the disclosing party in obtaining a protective court order or take such other action as may be appropriate under the circumstances.

     7.7 SURVIVORSHIP. The provisions of this Article 7 shall survive any termination of this Agreement for 5 years.

              ARTICLE 8: REPRESENTATIONS, WARRANTIES AND COVENANTS

     8.1 BINDING OBLIGATION. This Agreement is the valid and legally binding obligation of each party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws and to general principles of equity which are within the discretion of courts of applicable jurisdiction.

     8.2 NO LITIGATION OF CLAIMS. ASC represents and warrants to EDF that to the best of ASC's knowledge at the time of execution of this Agreement, there is no pending litigation or knowledge of a claim made by any third party which may substantially affect ASC's ability to fulfill its obligations pursuant to this Agreement.

     8.3 AGREEMENTS WITH EMPLOYEES. Except as otherwise prevented by law, both parties will maintain with their respective employees, agents, subcontractors and consultants who perform under this Agreement and who have access to the Technology, written agreements sufficient to enable each party to perform its obligations hereunder.

     8.4 COMPLIANCE WITH LAWS. Each party will comply with all laws and regulations applicable to the performance of its obligations hereunder, including, without limitation, all safety, health and environmental laws, and will obtain all necessary government authorizations, approvals and permits required to perform the Work.

     8.5 NO INFRINGEMENT. ASC shall perform the Work in a manner so that to the best of ASC's knowledge, neither the Technology being developed, the deliverables being supplied to EDF, nor the exercise by EDF of any of the rights granted hereunder infringes any intellectual property right of any third party; provided, however, the foregoing covenant shall not apply to patent rights, and to copyrights unless ASC knowingly infringes such copyrights.

                          ARTICLE 9: PUBLICITY RELEASES

     PRIOR APPROVAL. Unless required by law or stock market regulations neither party may issue any publicity releases (including news releases and advertising) relating to this Agreement and the Work performed hereunder without the prior written approval of the other party. EDF and ASC will coordinate their responses to any substantial inquiry from news media concerning this Agreement.

             ARTICLE 10: INDEMNIFICATION AND LIMITATION OF LIABILITY

     10.1 INDEMNITY. Each party (party A) shall protect, defend, indemnify and hold harmless the other party (party B), its agents, employees and directors from any claim, loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) arising out of or resulting from any breach by party A of the representations, warranties and covenants made in Article 8.

     10.2 GENERAL INDEMNITY. Notwithstanding Subarticle 10.1 herein each party (party A) shall protect, defend, indemnify and hold harmless the other party (party B), its agents, employees and directors from any claim, loss, cost, liability or expense (including court costs and reasonable fees of attorneys) arising out of any injury, including death, or any property damage suffered by any third party associated with Party B as a result of or related to any negligent act or negligent failure to act of party A's, its subcontractors, its subsidiaries or any third parties which have been involved by party A for the achievement of the Work, or of any of their respective employees, agents and directors in connection with or related to the Work or the performance of this Agreement except to the extent that any losses, costs, liabilities, claims or expenses are the result of any negligent act or negligent failure to act of the party B, its agents, employees and directors.

     10.3 CONDITIONS AND OBLIGATIONS. Party A's obligations under Subarticle
10.1 and 10.2 above are conditioned upon (i) party B giving notice, which is timely under the particular circumstances, to party A's representative (specifically named in Article 12 herein), of any claim made against the party B or any claim made by the party B hereunder, provided, however, notice shall be considered timely unless party A has suffered substantive or irreparable prejudice as a result of a delay by party B in giving notice to party A in (a) the defense of such claim or (b) party A giving notice to an applicable insurer of such claim and (ii) party B giving party A the right to control and direct any investigation, defense and settlement of such claims, provided, however, party A shall not settle, compromise or resolve such claim (except if such settlement, compromise or resolution consists only of a payment of money to be made by ASC) without the prior written approval of the party B (which approval shall not be unreasonably withheld). Party B shall provide full and timely cooperation to party A in the defense or settlement of such claims.

     10.4 LIMITATION OF LIABILITY.

          (i) IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          (ii) THE TOTAL CUMULATIVE LIABILITY OF ASC TO EDF, ARISING FROM INTELLECTUAL PROPERTY INFRINGEMENT OR IN ANY WAY CONNECTED TO THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT, WHETHER IN INTELLECTUAL PROPERTY INFRINGEMENT, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE FOR DAMAGE OR LOSS OF OTHER PROPERTY OR EQUIPMENT, LOSS OF PROFITS OR REVENUE, LOSS OF USE OF EQUIPMENT OR POWER SYSTEM, COST OF CAPITAL, COST OF PURCHASED OR REPLACEMENT POWER OR TEMPORARY EQUIPMENT

(INCLUDING ADDITIONAL EXPENSES INCURRED IN USING EXISTING FACILITIES), CLAIMS OF CUSTOMERS OF EDF, SHALL NOT EXCEED THE FUNDING RECEIVED BY ASC FROM EDF.

                             ARTICLE 11: TERMINATION

     11.1 TERMINATION. This Agreement may be terminated, without cause and for its convenience, by any party at any time upon ninety (90) days written notice to the other party.

     11.2 SURVIVAL. The provisions of Subarticle 2.5 (Audit Rights), Article 5
(Data), Article 6 (Intellectual Property Rights), Article 8 (Representations, Warranties and Covenants), Article 10 (Indemnification and Limitation of Liability), Article 13 (Dispute Resolution) and Article 14 (Miscellaneous) shall survive completion or termination of this Agreement for any reason. The provision of Article 7 (Confidentiality) shall survive completion or termination of this Agreement during ten (10) years.

                               ARTICLE 12: NOTICES

     Any notices or communications required or permitted under this Agreement shall be in writing and personally delivered or sent to the address of each party as set forth below, or to such other address as either party may substitute by written notice to the other in any manner expressly provided for herein.

                  (a)      Notices to EDF under this Agreement:
                           Direction des Etudes et Recherches
                           Attn.: Chef du Service Materiels Electriques
                           1, avenue du General de Gaulle
                           F-92141 CLAMART Cedex
                           FRANCE


                  (b)      Notices to ASC under this Agreement:
                           American Superconductor Corporation
                           Attn.:  President
                           Two Technology Drive
                           Westborough, MA 01581

                         ARTICLE 13: DISPUTE RESOLUTION

     13.1 MEDIATION AND ARBITRATION. If a dispute arises out of or relates to this Agreement, or any breach thereof, and if such dispute cannot be settled through direct negotiation between the parties, and if the parties mutually agree, the parties shall submit the dispute to mediation with a mediator at the Chambre de Commerce

Internationale of Geneva. The mediation may be initiated by the written request of either party and sent to the other party and shall commence within fifteen
(15) days of receipt of such notice, unless otherwise agreed by the parties. These disputes arising in connection with the present Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. If the procedure of conciliation fails, the dispute is settled through arbitration according international trade customs and practices, by one or more arbitrators appointed in accordance with the said Rules. The language of the mediation shall be English.

     13.2 Each party shall bear its own expense of such mediation proceedings, unless otherwise agreed by the parties.

                            ARTICLE 14: MISCELLANEOUS

     14.1 ASSIGNMENT. Except to accomplish the sale or transfer of a business unit or division, or reorganization of either party, this Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party which consent shall not be unreasonably withheld. If this Agreement is assigned for any reason by either party, terms and conditions of this Agreement will continue.

     14.2 BENEFIT. Subject to Subarticle 14.1 above, this Agreement is binding upon and shall inure to the benefit of the parties hereto, their representatives, successors and permitted assigns.

     14.3 WAIVER. No failure or successive failures on the part of either party, its successors or assigns, to enforce any covenant or agreement, and no waiver or successive waivers on its or their part of any condition of this Agreement shall operate as a discharge of such covenant, agreement, or condition, or render the same invalid, or impair the right of either party, its successors and assigns, to enforce the same in the event of any subsequent breach or breaches by the other party hereto, its successors or assigns.

     14.4 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes all previous agreements and understandings relating to the Work, including any letter agreement between the parties. This Agreement may not be altered, amended, or modified except by a written instrument signed by the duly authorized representatives of both parties.

     14.5 WARRANTY DISCLAIMER. WITHOUT LIMITING ASC'S OBLIGATIONS PURSUANT TO ARTICLE(S) 8 AND 11 HEREIN, IN RECOGNITION THAT THE NATURE OF THE WORK INVOLVES RESEARCH AND DEVELOPMENT, ASC MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, EXCEPT ARTICLE 4, REGARDING THE WORK.

     14.6 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14.7 FURTHER ASSURANCES. If, at any time, either party has reasonable grounds to believe that the other party may be unable to perform its obligations hereunder, the first party may in writing demand adequate assurance of due performance, and until it receives such assurance to its satisfaction, it may suspend performance of its obligations hereunder.

     14.8 EXPORT REGULATIONS. All technical data or commodities of United States origin made available directly or indirectly hereunder for use outside the United States shall be used subject to and in accordance with any applicable laws and regulations of the departments and agencies of the United States Government. The recipient of such technical data or commodities agrees not to re-export, directly or indirectly, any technical data of United States origin acquired from the Disclosing Party or any commodities using such data to any destination requiring United States Government approval for such reexport until a request for approval has been submitted to and granted by the United States Government.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


Electricite de France                      American Superconductor Corporation

By: /s/ Boulet Francais                    By:  /s/ G.J. Yurek
   --------------------------                  --------------------------------


Print Name: Boulet Francais                Print Name: G.J. Yurek
           ------------------                         -------------------------

Title: Director                            Title: President
      -----------------------                    ------------------------------

Date: January 2nd 1998                     Date: January 2, 1998
     ------------------------                   -------------------------------

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED


                ASC Confidential Information under this Agreement

                      SCHEDULE TO THE DEVELOPMENT AGREEMENT
                                     BETWEEN
                                   EDF AND ASC


1.0      STATEMENT OF WORK

1.1 The Statement of Work is attached hereto as Attachment A, which is hereby deemed incorporated and made an integral part of this Agreement.

2.0      PERIOD OF PERFORMANCE
         Alliance Agreement will be for a four year period, covering April 1, 1997 through March 31, 2001.

3.0      BUDGET
         The budget is set forth in this Article 3 and in Attachment B to this Schedule.

3.1 EDF will pay ASC for the development outlined in this Agreement as per Attachment B.

4.0      DELIVERABLES

4.1      TECHNICAL PROGRESS REPORTS
         ASC shall submit to the EDF with respect to the Work a technical progress report on a quarterly basis.

4.3      PROTOTYPE CONDUCTORS MILESTONES

         The milestones may be [**] in preliminary design review for the [**] and [**] transformers. All values listed are minimum performance requirements with [**], and [**]. AC loss values are determined by [**] unless otherwise specified.

4.3.1 [**] GENERATION [**]: feasibility demonstrated in [**] with the following combined characteristics:
         1. [**] at [**] and in [**] to plane.
         2. [**] at [**] and in [**] to plane.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED

                ASC Confidential Information under this Agreement

3. [**] and operating [**] total current [**] consistent with the above [**] specifications.

4.3.2 [**] GENERATION [**]: feasibility demonstrated in [**] with the following combined characteristics:
         1.  [**] at [**] and in [**] to plane.
         2.  [**] at [**] and in [**] to plane.
         3. [**] and operating [**] total current [**] consistent with the above [**] specification.

4.3.3 [**] GENERATION [**]: [**] process demonstrated with characteristics of 4.3.2.

4.3.4 [**] GENERATION [**]: feasibility demonstrated in [**] with the following combined characteristics:
         1.  [**] at [**] and in [**] to plane determined by a [**] measurement.
         2.  [**] at [**] and in [**] to plane determined by a [**] measurement.
         3. [**] and operating [**] total current [**] consistent with the above [**] specifications.

4.3.5    [**] GENERATION [**]: [**] completed and first production [**] with
         4.3.2 specs supplied to ABB.

4.3.6 [**] GENERATION [**]: [**] completed and [**] with 4.3.4 specs supplied to ABB.

4.3.7 [**] GENERATION [**]: feasibility demonstrated in [**] with the following combined characteristics:
         1.  [**] at [**] and in [**] to plane.
         2. [**] and operating [**] total current [**] consistent with the above [**] specification.
         3.  [**] resistivity [**] rated current

4.3.8 [**] GENERATION [**]: [**] demonstrated with the characteristics of 4.3.7.

4.3.9 [**] GENERATION [**]: feasibility demonstrated in [**] with the following combined characteristics:
         1.  [**] at [**] and in [**] to plane.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED



                ASC Confidential Information under this Agreement

         2. [**] and operating [**] total current [**] consistent with above [**] specification.
         3.  [**] resistivity [**] rated current

4.3.10 [**] GENERATION [**]: [**] available from [**] to [**], with characteristics of 4.3.7.

4.3.11 [**] GENERATION [**]: [**] completed and [**] length with 4.3.9 specs supplied to supplied to ABB.

4.4      DEVELOPMENT DOCUMENTATION
In the quarterly reports, progress on the Work on the basis of tasks defined in Attachment A and [**] will be presented and discussed. The following tasks will also be dealt with.

4.4.1    Conductor Requirement Specifications

4.4.2    Conductor Design Specifications

4.4.3    Test Plan

4.4.4    Test Analysis Report

4.4.5 [**] for [**] conductor and associated costs on reasonable basis available at the time of the preparation of the report.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED



                ASC Confidential Information under this Agreement

                                  ATTACHMENT A
                    TO ALLIANCE AGREEMENT BETWEEN ASC AND EDF
         ASC STATEMENT OF WORK FOR HTS TRANSFORMER WIRE DEVELOPMENT AND
                                  DEMONSTRATION


Wire [**] will be developed in the context of several designs being considered for an HTS transformer. The two main types of wires include 1) [**] with [**] and [**] for use in the [**] of the [**] and 2) an [**] with [**] for use [**] of the [**]. [**] may also be used [**] the [**]. Critical program wire performance issues include (i) [**] and [**], (ii) achieving the [**] under [**], (iii) [**] within [**], (iv) achieving [**] in the [**], and (v) achieving an architecture with [**] during a [**].

The general HTS wire development process proceeds in three stages: first, a feasibility stage using [**]; second, a process development stage for [**] wire; and third, a scaleup for [**]. After feasibility, each [**] stage has an anticipated duration of approximately [**]. This program proposes to [**] this development process for a [**] prototype by using [**] throughout the entire [**], and to enable a [**] which will incorporate [**].

Through the course of the program, several generations of wire with increasingly advanced specifications (summarized in 4.3) are identified as Generation [**], with Generation [**] referring to [**] (not taken beyond feasibility), Generation [**] referring to the [**], and Generation [**] referring to the [**]. This program covers feasibility and [**] for HRS and AC wire types and for all different generations of both [**] Generation [**] AC wire (Generation [**] is not specified) which is excluded. [**] and [**] of [**] is contingent on [**] and a specific [**] program for [**]. [**] of any of the wires is also [**] of the program, [**],which is included.

The anticipated commercial price target, averaged over [**], is [**].

The Wire Development Program is divided into four major segments: [**], with the [**]. Major milestones are listed in Section 4.3 of the Schedule. All fields, currents, and voltages are [**] (unless otherwise specified). Generation [**] conductor specifications will be reviewed by [**] in the light of Generation [**] milestone status and [**] requirements.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED



                ASC Confidential Information under this Agreement

HRS  [**] DEVELOPMENT:

HRS [**] will build on the [**], with either a [**] to [**] indicated in the Schedule, Section 4.3. [**] may need to be considered depending on the design established in the [**], and [**] for this task needs to be determined.

Task 1. HRS GEN [**] FEASIBILITY. A baseline [**] for a [**] will be developed, and demonstrated in [**], with Generation [**] as in the Schedule, Section 4.3.7 [**]; and [**].
Both [**] approaches to [**] the [**] will be investigated.

Task 2. HRS [**]. Subject to positive results on [**] of [**] from Task 14, the feasibility of [**], consistent with [**] established by ABB [**], will be tested at ASC [**]. Samples will also be provided to ABB for test. [**] beyond feasibility will be negotiated based on the results of this task.

Task 3. HRS GEN [**] PROCESS. A [**] and [**] and with the other HTS Gen [**] will be developed in [**], starting in [**] to the [**] of Task 1 and completed by [**]. Issues of [**] will be addressed.

Task 4. HRS GEN [**] PROCESS. The [**] of Task 1 will be developed for [**] and combined with the [**] of Task 3, to demonstrate by [**] with the Generation [**].

Task 5. HRS GEN [**] SCALE-UP. A [**] of Generation [**] will be established, culminating with the delivery of a [**] to ABB by [**]. Additional delivery of this [**] for the first [**] prototype will then continue after [**] of this program.

Task 6. HRS GEN [**] FEASIBILITY. Generation [**] will be developed in [**], meeting Section 4.3.9 specs of the Schedule [**], and [**], for a feasibility milestone by [**].

Task 7. HRS GEN [**] PROCESS. The Generation [**] will be developed [**], addressing [**] issues. The [**] will be delivered to ABB by [**]. Delivery of this [**] in production quantities will require [**] and will continue after [**] of this program for [**].

[**]DEVELOPMENT:
[**] requires [**].

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED



                ASC Confidential Information under this Agreement

Task 8. [**]GEN [**] FEASIBILITY. [**] with Generation [**] specs of Section
4.3.1 of the Schedule [**] and [**] will be developed via a [**] approach. Feasibility will be demonstrated in [**] by [**].

Task 9. [**] GEN [**] FEASIBILITY. [**] with Generation [**] specs of Section
4.3.2 of the Schedule [**], and [**] will be developed via [**] in the [**] and achieving [**]. Feasibility will be demonstrated in [**] by [**].

Task 10. [**] GEN [**] PROCESS. [**] development of the Generation [**] of Task 9 will begin on [**] and provide a [**] for delivery to ABB by [**]. Scale-up for pilot production will occur after [**]. This task is [**] on [**] such as that from the [**], and on a targeted prototype which requires [**].

Task 11. [**] GEN [**] FEASIBILITY. [**] with Generation [**] of Section 4.3.4 of the Schedule [**] will be developed via [**] in the [**] and achieving [**] in Task 13. Feasibility will be demonstrated in [**] by [**].

Task 12. [**] GEN [**] PROCESS. [**] development of the Generation [**] of Task 8 will begin on [**] and provide [**] to ABB by [**]. Scale-up for commercial production will occur after [**] of this program.

[**]:
Task 13: [**] DEVELOPMENT: This task will target [**] of HRS and/or [**] as needed to meet the total current requirements of the Gen [**] specs. In particular, [**] is expected to be required for reaching the [**] by [**] for Gen [**] and by [**] for Gen [**].

CHARACTERIZATION AND TEST:
These studies will be done in close collaboration with ABB and EDF.

Task 14. [**] FEASIBILITY TESTING. An early task will focus on demonstrating [**] for [**] in HRS [**]. This will start with [**] in applied field. Experiments comparing [**] will be conducted in collaboration with ABB. A first milestone for these experiments is targeted for [**]. [**] or the [**] will be agreed upon with ABB. If adequately [**] are obtained in these first round tests, such studies will be extended to HRS [**] and [**], with a milestone for establishing [**] by [**]. Specs for, and basic approach to, HRS [**] development will be reviewed upon the completion of this milestone.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED



     ASC Confidential Information under this Agreement

Task 15. [**] TESTING. [**] techniques for [**]will be established for [**], and routine [**] will be established to monitor ongoing [**].

Task 16. [**] TESTING. [**] will be constructed and measured for [**] to [**] for all generations of [**] as soon as [**] become available. These tests will confirm [**] in the [**]. Also tests of [**] in [**] will be conducted.

Task 17. [**] TESTING. [**] tests, [**], of HRS and [**] and [**] will be conducted as different generations become available. Specs will be established based on [**] design and manufacturing requirements, including [**] and [**].

Task 18. PROGRAM MANAGEMENT. The technical program will be managed via an ASC program manager in accordance with this agreement.

                                                          CONFIDENTIAL TREATMENT
                                         AMERICAN SUPERCONDUCTOR CORPORATION HAS
                                      REQUESTED THAT THE MARKED PORTIONS OF THIS
                                     DOCUMENT BE ACCORDED CONFIDENTIAL TREATMENT
                                     PURSUANT TO RULE 24B-2 UNDER THE SECURITIES
                                                EXCHANGE ACT OF 1934, AS AMENDED



                                  ATTACHMENT B

                          SCHEDULE OF DEVELOPMENT COSTS


EDF payments to ASC are made as defined in Article 3. Follow expected dates for invoices to be sent by ASC to EDF and related payments:

                               $
                               $
                               $

                               $
                               $
                               $
                               $

                               $
                               $
                               $
                               $

                               $
                               $
                               $
                               $

                           ATTACHMENT C: FORCE MAJEURE
                        CHAMBRE DE COMMERCE INTERNATIONAL

1. Either of the contracting Parties shall not be held responsible for the non accomplishment of any of its contractual obligations if it can be proved that: - this non-accomplishment is the result of impending circumstances beyond the control of the Parties hereto; - the contracting Party could not reasonably have been expected to foresee such impending circumstances and the effects thereof on its ability to perform its obligations under this contract at the time it was entered into; and - the contracting Party could not reasonably have averted or overcome such impending circumstances or at least the effects thereof.

2. Impeding circumstances as used in the above paragraph shall mean any circumstances arising out of any of the events listed below, which include but are not limited to:
     (a) war, declared or undeclared, civil war, riots and revolution, acts of piracy, sabotage;
     (b)natural disasters such as violent storms, cyclones, earthquakes, tidal waves, floods, destructions by lightning;
     (c) explosions, fires, destructions of machines, factories and facilities of whatever nature;
     (d) boycotts, strikes and lock-outs of whatever form, work-to-rule, occupations of factories and premises, stoppages taking place in the companies of the contracting Party requesting the exemption of its liability thereof;
     (e) actions taken by authorities, whether legal or illegal, with the exception of the actions the risk of which is assumed by the Party in question in accordance with other clauses of this contract, and which fall outside the scope of the provisions of paragraph 3 here under.

3. For the purposes of the above paragraph, and unless otherwise stipulated herein, impeding circumstances shall not include failure to obtain authorizations, licenses, entry visas or residence authorizations, or authorizations required for the performance of the contract and which have to be issued by any public authority whatsoever of the country of the Party requesting exemption of its liability.

4. The Party requesting the exemption of its liability shall give prompt notice to the other Party of the circumstances involved and their effects on its ability to fulfill its contractual obligations as soon as it is aware of such circumstances and their effects on its ability to perform its obligations. Notice shall also be given to the other Party of the coming to an end of the reason for this liability exemption.

5. The reason for liability exemption shall take effect from the time the impeding circumstances arise or, if notice thereof is not given promptly, from the time such notice is given. The failure to give such notice shall render the defaulting Party liable to the payment of damages which would otherwise have been able to be avoided.

6. A reason for liability exemption under the present clause shall exempt the defaulting Party from the payment of damages, penalties and other contractual sanctions, with the exception of the payment of interests on sums owing, for as long as and insofar as this reason continues.

7. Such a liability exemption reason also suspends the agreement performance deadline for a reasonable period, thereby excluding any rights the other Party may have to terminate or cancel the agreement. To determine what is to be considered a reasonable period, account shall be taken of the ability of the defaulting Party to resume agreement performance and the degree to which the other Party would benefit from such performance in spite of the delays. Pending the defaulting Party resuming performance of its obligations, the other Party shall suspend the performance of its own obligations.

8. If such reasons extend beyond the period agreed by the Parties (the applicable period shall be specified herein by the Parties) or, failing such arrangements, beyond a reasonable period, either Party shall be entitled to rescind the agreement giving due notification thereof.

9. Either Party may keep what it has obtained through the performance of the agreement prior to its termination. Each Party is accountable to the other with regard to any gain without cause arising out of this performance. The final balance shall be paid without delay.")